UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET P.O. BOX 770000 SAN FRANCISCO, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 BEALE STREET P.O. BOX 770000 SAN FRANCISCO, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	NYSE
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 7.01 of this Current Report on Form 8-K under the heading “Amendment to Backstop Commitment Letters” and Exhibit 10.1 hereto is incorporated by reference into this Item 1.01.

Item 7.01  Regulation FD Disclosure.

Agreement with Holders of Insurance Subrogation Claims

On September 13, 2019, PG&E Corporation (together with Pacific Gas and Electric Company, the “Debtors”) announced that it has reached an agreement in principle (the “Agreement in Principle”) with entities representing approximately 85% of insurance subrogation claims to an $11 billion settlement. The Agreement in Principle, when implemented through the Proposed Plan (which is subject to confirmation by the Bankruptcy Court (each as defined below)), would satisfy and discharge all insurance subrogration claims against the Debtors arising from the 2017 Northern California wildfires and the 2018 Camp fire. The Debtors have also agreed to reimburse the holders of such claims for professional fees of up to $55 million. A copy of the news release announcing the Agreement in Principle is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Amendment to Backstop Commitment Letters

As previously disclosed, on September 9, 2019, PG&E Corporation entered into (i) a Chapter 11 Plan Backstop Commitment Letter with Knighthead Capital Management, LLC (“Knighthead”) and (ii) Chapter 11 Plan Backstop Commitment Letters (such commitment letters, the “Original Backstop Commitment Letters”) with Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., Whitecrest Partners, LP and Riva Capital Partners V, L.P. (collectively, “Abrams,” and together with Knighthead, the “Backstop Parties”).  On September 13, 2019, in connection with the Agreement in Principle described above, PG&E Corporation entered into an amended and restated Chapter 11 Plan Backstop Commitment Letter with each of the Backstop Parties (the “Amended and Restated Backstop Commitment Letters”). The Amended and Restated Backstop Commitment Letters contain certain changes to the Original Backstop Commitment Letters, including, among other things:

●
the cap on the Debtors’ aggregate liability with respect to prepetition wildfire-related claims (the “Wildfire Claims Cap”) is increased from $17.9 billion to $18.9 billion (without counting wildfire-related claims that are approved by the California Public Utilities Commission (the “CPUC”) for recovery or pass-through against such cap), which cap may be adjusted upward for wildfire-related claims consisting of professional fees that the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) (or the U.S. District Court for the Northern District of California (the “District Court”), if applicable) determines to be reasonable;

●
the Backstop Parties are deemed to have consented to one or more future amendments (a “Permitted Amendment”) to the Debtors’ Joint Chapter 11 Plan of Reorganization filed with the Bankruptcy Court on September 9, 2019 (the “Proposed Plan”), in order to incorporate the terms of the definitive documentation for the Agreement in Principle (the “RSA”) into the Proposed Plan; and

●
if the Bankruptcy Court does not approve the RSA on or prior to October 16, 2019, then (i) the Wildfire Claims Cap will be reduced to $17.9 billion (without counting wildfire-related claims that are approved by the CPUC for recovery or pass-through against such cap and which cap may be adjusted upward for wildfire-related claims consisting of professional fees that the Bankruptcy Court (or the District Court, if applicable) determines to be reasonable) and (ii) the Proposed Plan must be amended to remove any Permitted Amendments.

The foregoing description of the Amended and Restated Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Backstop Commitment Letters, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Except with respect to the information included under the heading “Amendment to Backstop Commitment Letter” and Exhibit 10.1 filed herewith, the information set forth in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Debtors’ filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

 Public Dissemination of Certain Information

PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) routinely provide links to the Utility’s principal regulatory proceedings before the CPUC and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post or provide direct links to presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “News & Events: Events & Presentations” tab and links to certain documents and information related to the 2018 Camp fire, 2017 Northern California wildfires, and 2015 Butte fire, and to PG&E Corporation’s and the Utility’s chapter 11 proceedings, which may be of interest to investors, at http://investor.pgecorp.com, under the “Wildfire Updates” tab and the “Chapter 11” tab, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information. The information contained on such website is not part of this or any other report that PG&E Corporation or the Utility files with, or furnishes to, the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1 (1)	Chapter 11 Plan Backstop Commitment Letter dated as of September 13, 2019, by and between PG&E Corporation and Knighthead Capital Management, LLC

99.1	News release dated September 13, 2019

(1) This Amended and Restated Backstop Commitment Letter is substantially identical in all material respects to each Amended and Restated Backstop Commitment Letter that is otherwise required to be filed as an exhibit, except as to the Backstop Party, the amount of such Backstop Party’s Backstop Commitment and the amount of such Backstop Party’s Shares (as defined in the Amended and Restated Backstop Commitment Letter). In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed a copy of only one of such agreements, with a schedule identifying the other agreements omitted and setting forth the material details in which such agreements differ from the agreement that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to their bankruptcy emergence plan and related financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the timely completion of definitive documentation relating to the Agreement in Principle, the ability of PG&E Corporation to obtain the remaining amount of needed equity financing commitments, and the possibility that the conditions to emergence in the Proposed Plan or to funding under equity financing commitments will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2018, their Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: September 13, 2019		Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ LINDA Y.H. CHENG
Dated: September 13, 2019		Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary